                                                                  EXHIBIT (8)(l)

                            PARTICIPATION AGREEMENT

     THIS AGREEMENT, made and entered into as of the _____ day of __________, 1996 ("Agreement"), by and among Merrill Lynch Life Insurance Company, an Arkansas life insurance company ("Insurer") (on behalf of itself and its "Separate Account," defined below); Alliance Capital Management L.P., a Delaware limited partnership ("Adviser"), the investment adviser of the Fund referred to below; and Alliance Fund Distributors, Inc., a Delaware corporation ("Distributor"), the Fund's principal underwriter (collectively, the "Parties"),

                               WITNESSETH THAT:

     WHEREAS Insurer, the Distributor, and Alliance Variable Products Series Fund, Inc. (the "Fund") desire that shares of the Fund's Portfolio(s) as set forth on Schedule A hereto as may be modified from time to time (each a "Portfolio"; reference herein to the "Fund" includes reference to the Portfolio(s) to the extent the context requires) be made available to serve as the underlying investment medium for variable annuity contracts of Insurer (the "Contracts"), and

     WHEREAS the Contracts provide for the allocation of net amounts received by Insurer to separate series (the "Divisions"; reference herein to the "Separate Account" includes reference to each Division to the extent the context requires) of the Separate Account for investment in the shares of corresponding underlying investment media, such as the Portfolio;

     NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the Fund and Distributor will make shares of the Portfolio available to Insurer for this purpose at net asset value and with no sales charges, all subject to the following provisions:


                       Section 1.  Additional Portfolios
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     The Fund has and may, from time to time, add additional Portfolios, which will become subject to this Agreement, if, upon the written consent of each of the Parties hereto, they are made available as investment media for the Contracts and, in accordance with such written consent, Schedule A hereto is modified.

                      Section 2.  Processing Transactions
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     2.1  Timely Pricing and Orders.
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     The Adviser or its designated agent will provide closing net asset value, dividend and capital gain information for the Portfolio to Insurer (usually as of the close of the New York Stock Exchange) as soon as reasonably practicable after calculation on each day (a "Business Day") on which (a) the New York Stock Exchange is open for regular trading, (b) the Fund calculates the Portfolio's net asset value pursuant to rules of the SEC and (c) Insurer is open for business. The Fund or its designated agent will use its best efforts to provide this information by 6:30 p.m., New York time. Insurer will use these data to calculate unit values, which in turn will be used to process transactions that receive that same Business Day's Separate Account Division's unit values. Such Separate Account processing will be done the same evening, and corresponding orders with respect to Fund shares will be placed by facsimile the morning of the following Business Day. Insurer will use its best efforts to place such orders with the Fund by 9:00 a.m., New York time.

     2.2  Timely Payments.
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     Insurer will transmit orders for purchases and redemptions of Fund shares to Distributor, and will wire payment for net purchases to a custodial account designated by the Fund on the day the order for Fund shares is placed to the extent practicable. Payment for net redemptions will be in federal funds wired by the Fund to an account designated by Insurer on the same day as the order is placed, to the extent practicable, and in any event be made within five calendar days after the date the order is placed in order to enable Insurer to pay redemption proceeds within the time specified in Section 22(e) of the Investment Company Act of 1940, as amended (the "1940 Act") or such shorter period of time as may be required by law.

     2.3  Applicable Price.
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     The Parties agree that Portfolio share purchase and redemption orders resulting from Contract owner purchase payments, surrenders, partial withdrawals, routine withdrawals of charges, or other transactions under Contracts will be executed at the net asset values as determined as of the close of regular trading on the New York Stock Exchange on the Business Day that Insurer receives such orders and processes such transactions, which, Insurer agrees, shall occur not earlier than the Business Day prior to Distributor's receipt of the corresponding orders for purchases and redemptions of Portfolio shares. For the purposes of this section, Insurer shall be deemed to be the designee of the Fund for receipt of such orders from holders of or applicants for Contracts, and receipt by Insurer shall constitute receipt by the Fund. All other purchases and redemptions of Portfolio shares by Insurer will be effected at the net asset values next computed after receipt by Distributor of the order therefor, and such orders will be irrevocable. The

Adviser or its designee shall furnish same day notice (by facsimile followed by written confirmation) to the Insurer of all purchases or redemptions by the Insurer. If the Adviser provides materially incorrect net asset value information, the Insurer shall be entitled to an adjustment to the number of Shares purchased or redeemed to reflect the correct net asset value per Share (and, if and to the extent necessary, the Insurer shall make adjustments to the number of units credited or and/or unit values for the Contracts for the periods affected). Any error in the calculation or reporting of net asset value per Share, dividend or capital gains information greater than or equal to $.01 per share shall be reported immediately upon discovery to the Insurer. The Adviser or its designee shall furnish same day notice (by facsimile followed by written confirmation) to the Insurer of all dividends or capital gains distributions paid by the Portfolio(s). Insurer hereby elects to reinvest all dividends and capital gains distributions in additional shares of the corresponding Portfolio at the record-date net asset values until Insurer otherwise notifies the Adviser in writing, it being agreed by the Parties that the record date and the payment date with respect to any dividend or distribution will be the same Business Day.

                         Section 3.  Costs and Expenses
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     3.1  General.
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     Except as otherwise specifically provided herein, each Party will bear all expenses incident to its performance under this Agreement.

     3.2  Registration.
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     The Fund will bear the cost of its registering as a management investment company under the 1940 Act and registering its shares under the Securities Act of 1933, as amended (the "1933 Act"), and keeping such registrations current and effective; including, without limitation, the preparation of and filing with the Securities and Exchange Commission (the "SEC") of Forms N-SAR and Rule 24f-2 Notices respecting the Fund and its shares and payment of all applicable registration or filing fees with respect to any of the foregoing. Insurer will bear the cost of registering the Separate Account as a unit investment trust under the 1940 Act and registering units of interest under the Contracts under the 1933 Act and keeping such registrations current and effective; including, without limitation, the preparation and filing with the SEC of Forms N-SAR and Rule 24f-2 Notices respecting the Separate Account and its units of interest and payment of all applicable registration or filing fees with respect to any of the foregoing.

     3.3  Disclosure Documents.
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     The Fund will bear the costs of preparing, filing with the SEC and setting for printing the Fund's prospectus, statement of additional information and any amendments or supplements thereto (collectively, the "Fund Prospectus"), periodic reports to shareholders, Fund proxy material and other shareholder communications and any related requests for voting instructions from Participants (as defined below). The Fund or the Distributor will bear the costs of printing in quantity and delivering to existing Participants the Fund Prospectus and other documents set forth above in this Section 3.3. Insurer will bear the costs of preparing, filing with the SEC and setting for printing, the Separate Account's prospectus, statement of additional information and any amendments or supplements thereto (collectively, the "Separate Account Prospectus"), any periodic reports to owners, annuitants or participants under the Contracts (collectively, "Participants"), and other Participant communications. The Fund will deliver camera ready copy of its documents to Insurer. If requested by Insurer, the Fund will provide text to Insurer on diskette to facilitate printing and binding with the Separate Account documents. In the event that such documents are printed and bound together, the expenses of such printing shall be apportioned between the Insurer, and the Fund or the Distributor, in proportion to the number of pages of the Separate Account Prospectus and the Fund Prospectus, taking into account other relevant factors affecting the expense of printing, such as covers, columns, graphs and charts; the Fund or the Distributor to bear the cost of printing the Fund Prospectus portion of such document for distribution to owners of existing Contracts funded by the Portfolio(s) and the Insurer to bear the expenses of printing the Separate Account Prospectus; provided, however, that the Insurer shall bear all printing expenses of such combined documents where used for distribution to prospective purchasers of Contracts or to owners of existing Contracts not funded by the Portfolio(s).


     3.4  Distribution Expenses.
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     Expenses of distributing the Contracts will be paid by Insurer.

     3.5  Parties to Cooperate.
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     The Adviser, Insurer and Distributor each agrees to cooperate with the others, as applicable, in arranging to print, mail and/or deliver combined or coordinated prospectuses or other materials of the Fund and Separate Account.

                         Section 4.  Legal Compliance
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     4.1  Tax Laws.
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     (a) The Adviser will qualify and maintain qualification of the Portfolio as a regulated investment company ("RIC") under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and the Adviser or Distributor will notify Insurer immediately upon having a reasonable basis for believing that the Portfolio has ceased to so qualify or that it might not so qualify in the future.

     (b) Subject to Sections 4.1(a) and 4.1(c) hereof, Insurer represents that it believes, in good faith, that the Contracts will be treated as annuity contracts under applicable provisions of the Code and that it will make every effort to maintain such treatment. Insurer will notify the Fund and Distributor immediately upon having a reasonable basis for believing that any of the Contracts have ceased to be so treated or that they might not be so treated in the future.

     (c) The Fund and the Adviser will comply and maintain the Portfolio's compliance with the diversification requirements set forth in Section 817(h) of the Code and Section 1.817-5(b) of the regulations under the Code, and the Fund, Adviser or Distributor will notify Insurer immediately upon having a reasonable basis for believing that a Portfolio has ceased to so comply or that a Portfolio might not so comply in the future. In the event that a Portfolio is not so diversified at the end of any applicable quarter, the Adviser and Distributor will make every effort to adequately diversify the Portfolio so as to achieve compliance within the grace period afforded by Treas. Reg. 1.817.5, and notify Insurer in accordance with this Section 4.1(c).

     (d) Subject to Sections 4.1(a) and 4.1(c) hereof, Insurer represents that it believes, in good faith, that the Separate Account is a "segregated asset account" and that interests in the Separate Account are offered exclusively through the purchase of or transfer into a "variable contract," within the meaning of such terms under Section 817(h) of the Code and the regulations thereunder. Insurer will make every effort to continue to meet such definitional requirements, and it will notify the Fund and Distributor immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

     (e) The Adviser will manage the Fund as a RIC in compliance with Subchapter M of the Code and will manage the Fund to ensure its in compliance with Section 817(h) of the Code and regulations thereunder. The Fund has adopted and will maintain procedures for ensuring that the Fund is managed in compliance with Subchapter M and Section 817(h) and regulations there under.

     (f) Should the Distributor or Adviser become aware of a failure of Fund, or a Portfolio, to be in compliance with Subchapter M of the Code or Section 817(h) of the Code and regulations thereunder, they represent and agree that they will immediately notify Insurer of such in writing.

     4.2  Insurance and Certain Other Laws.
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     (a) Insurer represents and warrants that (i) it is an insurance company duly organized, validly existing and in good standing under the laws of the State of Arkansas and has full corporate power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement, (ii) it has legally and validly established and maintains the Separate Account as a segregated asset account under Arkansas State law, and
(iii) the Contracts comply in all material respects with all other applicable federal and state laws and regulations.

     (b) Insurer represents and warrants that Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Contracts Distributor"), the principal underwriter with respect to the Contracts, is a business corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full corporate power, authority and legal right to execute, deliver, and perform its duties.

     (c) Distributor represents and warrants that it is a business corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full corporate power, authority and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

     (d) Adviser represents and warrants that it is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

     (e) The Adviser and the Distributor represent and warrant that the Fund is a corporation duly organized, validly existing, and in good standing under the laws of Maryland and has full power, authority and legal right to execute, deliver, and perform its duties.

     (f) The Adviser and the Distributor represent that the Fund's investment policies, fees and expenses are and shall at all times remain in compliance with applicable state securities laws, if any, and with the insurance laws of the state of Arkansas and California, and that their respective operations are and shall at all times remain in material compliance with applicable state securities laws and with the insurance laws of the states of Arkansas and California to the extent required to perform this Agreement. In addition, the Portfolio(s) will comply with any additional applicable state insurance laws or regulations to the extent specifically requested in writing by the Insurer.


     4.3  Securities Laws.
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     (a) Insurer represents and warrants that (i) interests in the Separate Account pursuant to the Contracts will be registered under the 1933 Act to the extent required by the 1933 Act and the Contracts will be duly authorized for issuance and sold in compliance with applicable law, (ii) the Separate Account is and will remain registered under the 1940 Act, to the extent required by the 1940 Act, (iii) the Separate Account does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (iv) the Separate Account's 1933 Act registration statement relating to the Contracts, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder, and (v) the Separate Account Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

     (b) The Adviser and Distributor represent and warrant that (i) Fund shares sold pursuant to this Agreement will be registered under the 1933 Act to the extent required by the 1933 Act and duly authorized for issuance and sold in compliance with applicable law, (ii) the Fund is and will remain registered under the 1940 Act to the extent required by the 1940 Act, (iii) the Fund will amend the registration statement for its shares under the 1933 Act and for itself under the 1940 Act from time to time as required in order to effect the continuous offering of its shares, (iv) the Fund does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (v) the Fund's 1933 Act registration statement, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and rules thereunder, and (vi) the Fund Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

     (c) Distributor represents and warrants that it is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended, and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD").

     (d) Insurer represents and warrants that Contracts Distributor is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended, and is a member in good standing of the NASD.

     4.4  Notice of Certain Proceedings and Other Circumstances.
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     (a) Distributor or the Fund shall immediately notify Insurer of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to the Fund's registration statement under the 1933 Act or the Fund Prospectus, (ii) any request by the SEC for any amendment to such registration statement or Fund Prospectus, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of the Fund's shares, or (iv) any other action or circumstances that may prevent the lawful offer or sale of Fund shares in any state or jurisdiction, including, without limitation, any circumstances in which
(x) the Fund's shares are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law or (y) such law precludes the use of such shares as an underlying investment medium of the Contracts issued or to be issued by Insurer. Distributor and the Fund will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

     (b) Insurer shall immediately notify the Fund of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to the Separate Account's registration statement under the 1933 Act relating to the Contracts or the Separate Account Prospectus,
(ii) any request by the SEC for any amendment to such registration statement or Separate Account Prospectus, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of the Separate Account interests pursuant to the Contracts, or (iv) any other action or circumstances that may prevent the lawful offer or sale of said interests in any state or jurisdiction, including, without limitation, any circumstances in which said interests are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law. Insurer will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

     4.5  Insurer to Provide Documents.
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     Upon request, Insurer will provide to the Fund and the Distributor one complete copy of SEC registration statements, Separate Account Prospectuses, reports, any preliminary and final voting instruction solicitation material, applications for exemptions, requests for no-action letters, and amendments to any of the above, that relate to the Separate Account or the Contracts, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

     4.6  Fund to Provide Documents.
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     Upon request, the Adviser or the Fund will provide to Insurer one complete copy of SEC registration statements, Fund Prospectuses, reports, any preliminary and final proxy material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

     The Adviser or its designee shall provide the Insurer with as much notice as is reasonably practicable of any proxy solicitation for a Portfolio (but in any event, such notice shall be provided at least forty-five days prior to the anticipated date of such solicitation), and of any material change in the Fund Prospectus or registration statement, particularly any change resulting in a change to the Separate Account Prospectus or registration statement relating to the Contracts.

     The Adviser or its designee shall also provide to the Insurer, within five Business Days after the end of a calendar month, the following information with respect to each Portfolio, each as of the last Business Day of such calendar month: the Portfolio's ten largest portfolio holdings (based on percentage of the Portfolio's net assets); the five industry sectors in which the Portfolio's investments are most heavily weighted; the relative proportion of the Portfolio's net assets invested in equity, bond, and cash instruments, respectively; the geographic regions in which the Portfolio's investments are most heavily weighted; and year-to-date SEC standard performance data. In addition, the Adviser or its designee agrees to provide to the Insurer, within fifteen Business Days after the end of a calendar quarter, the following information with respect to each Portfolio, each as of the last Business Day of such quarter: a market commentary from the portfolio manager of such Portfolio; a complete list of the Portfolio's portfolio holdings; and access to the portfolio manager of such Portfolio for the purposes of preparing audio and video tapes relating to the Portfolio's management and performance. Also, the Adviser or its designee agrees to provide to the Insurer within fifteen Business Days after a request is submitted to the Adviser by the Insurer, the following information with respect to each Portfolio, each as of the date or dates specified in such request: net asset value; net asset value per Share; and other Share information. The Fund, the Adviser, and the Distributor acknowledge that such information may be furnished to the Insurer's internal or independent auditors and to the insurance departments of the various jurisdictions in which the Insurer does business.

     4.7  Sales Material and Information.
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     (a) The Insurer shall furnish, or shall cause to be furnished, to the Distributor or its designee, each piece of sales literature or other promotional material in which the Fund, the Adviser, or the Distributor, or any affiliate thereof, are named, at least ten (10) Business Days prior to its use. No such material shall be used if the Distributor or its designee reasonably objects to such use within ten (10) Business Days after receipt of such material.

     (b) The Insurer shall not give any information or make any representations or statements on behalf of the Fund, the Adviser, or any affiliate thereof or concerning the Fund or any other such entity in connection with the sale of the Contracts other than the information or representations contained in the registration statement, prospectus or statement of additional information for the Fund, as such registration statement, prospectus and statement of additional information may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Distributor or its designee, except with the permission of the Distributor or its designee. The Distributor and its respective designees each agrees to respond to any request for approval on a prompt and timely basis.

     (c) The Adviser, the Distributor, or their respective designees shall furnish, or shall cause to be furnished, to the Insurer or its designee, each piece of sales literature or other promotional material in which the Insurer, the Contracts Distributor, or any affiliate thereof, are named, at least ten (10) Business Days prior to its use. No such material shall be used if the Insurer or its designee reasonably objects to such use within ten (10) Business Days after receipt of such material.

     (d) The Adviser and the Distributor shall not give any information or make any representations or statements on behalf of the Insurer, the Contracts Distributor, or any affiliate thereof or concerning the Insurer or any other such entity in connection with the sale of shares of the Portfolio(s) or the Contracts other than the information or representations contained in the registration statement, prospectus or statement of additional information for the Separate Account, as such registration statement, prospectus and statement of additional information may be amended or supplemented from time to time, or in reports for the Separate Account, or in sales literature or other promotional material approved by the Insurer or its designee, except with the permission of the Insurer or its designee. The Insurer and its respective designees each agrees to respond to any request for approval on a prompt and timely basis.

     (e) The parties hereto agree that this Section 4.7 is not intended to designate or otherwise imply that the Insurer is an underwriter or distributor of the Fund's shares.

                     Section 5.  Mixed and Shared Funding
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     5.1  General.
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     The Fund has obtained an order exempting it from certain provisions of the 1940 Act and rules thereunder so that the Fund is available for investment by certain other entities, including, without limitation, separate accounts funding variable life insurance policies and separate accounts of insurance companies unaffiliated with Insurer ("Mixed and Shared Funding").

     5.2  Disinterested Directors.
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     The Fund agrees that its Board of Directors shall at all times consist of directors a majority of whom (the "Disinterested Directors") are not interested persons of Adviser or Distributor within the meaning of Section 2(a)(19) of the 1940 Act.

     5.3  Monitoring for Material Irreconcilable Conflicts.
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     The Fund agrees that its Board of Directors will monitor for the existence of any material irreconcilable conflict between the interests of the participants in all separate accounts of life insurance companies utilizing the Fund, including the Separate Account. Insurer agrees to inform the Board of Directors of the Fund of the existence of or any potential for any such material irreconcilable conflict of which it is aware. The concept of a "material irreconcilable conflict" is not defined by the 1940 Act or the rules thereunder, but the Parties recognize that such a conflict may arise for a variety of reasons, including, without limitation:

     (a) an action by any state insurance or other regulatory authority;

     (b) a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax or securities regulatory authorities;

     (c) an administrative or judicial decision in any relevant proceeding;

     (d) the manner in which the investments of any Portfolio are being managed;

     (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract participants or by participants of different life insurance companies utilizing the Fund; or a decision by a life insurance company utilizing the Fund to disregard the voting instructions of participants.

     Insurer will assist the Board of Directors in carrying out its responsibilities by providing the Board of Directors with all information reasonably necessary for the Board of Directors to consider any issue raised, including information as to a decision by Insurer to disregard voting instructions of Participants.

     5.4  Conflict Remedies.
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     (a) It is agreed that if it is determined by a majority of the members of the Board of Directors or a majority of the Disinterested Directors that a material irreconcilable conflict exists, Insurer and the other life insurance companies utilizing the Fund will, at their own expense and to the extent reasonably practicable (as determined by a majority of the Disinterested Directors), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, which steps may include, but are not limited to:

     (i) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected participants and, as appropriate, segregating the assets of any particular group (e.g., annuity contract owners or participants, life insurance contract owners or all contract owners and participants of one or more life insurance companies utilizing the Fund) that votes in favor of such segregation, or offering to the affected contract owners or participants the option of making such a change; and

     (ii) establishing a new registered investment company of the type defined as a "Management Company" in Section 4(3) of the 1940 Act or a new separate account that is operated as a Management Company.

     (b) If the material irreconcilable conflict arises because of Insurer's decision to disregard Participant voting instructions and that decision represents a minority position or would preclude a majority vote, Insurer may be required, at the Fund's election, to withdraw the Separate Account's investment in the Fund. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal must take place within six months after the Fund gives notice to Insurer that this provision is being implemented, and until such withdrawal Distributor and the Fund shall continue to accept and implement orders by Insurer for the purchase and redemption of shares of the Fund.

     (c) Insurer agrees that any remedial action taken by it in resolving any material irreconcilable conflict will be carried out at its expense and with a view only to the interests of Participants. Insurer understands that the Fund reserves the right to pay any portion of a redemption in kind of portfolio securities if the Board of Directors determines that it would be detrimental to the best interests of shareholders to make a redemption wholly in cash.

     (d) For purposes hereof, a majority of the Disinterested Directors will determine whether or not any proposed action adequately remedies any material irreconcilable conflict. In no event, however, will the Fund or Distributor be required to establish a new funding medium for any Contracts. Insurer will not be required by the terms hereof to establish a new funding medium for any Contracts if an offer to do so has been declined by vote of a majority of Participants materially adversely affected by the material irreconcilable conflict.

     5.5  Notice to Insurer.
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     The Fund will promptly make known in writing to Insurer the Board of Directors' determination of the existence of a material irreconcilable conflict, a description of the facts that give rise to such conflict and the implications of such conflict.

     5.6  Information Requested by Board of Directors.
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     Insurer and the Fund will at least annually submit to the Board of Directors of the Fund such reports, materials or data as the Board of Directors may reasonably request so that the Board of Directors may fully carry out the obligations imposed upon it by the provisions hereof, and said reports, materials and data will be submitted at any reasonable time deemed appropriate by the Board of Directors. All reports received by the Board of Directors of potential or existing conflicts, and all Board of Directors actions with regard to determining the existence of a conflict, notifying life insurance companies utilizing the Fund of a conflict, and determining whether any proposed action adequately remedies a conflict, will be properly recorded in the minutes of the Board of Directors or other appropriate records, and such minutes or other records will be made available to the SEC upon request.

     5.7   Compliance with SEC Rules.
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     If, at any time during which the Fund is serving an investment medium for variable life insurance policies, 1940 Act Rules 6e-3(T) or, if applicable, 6e-2 are amended or Rule 6e-3 is adopted to provide exemptive relief with respect to Mixed and Shared Funding, the Parties agree that they will comply with the terms and conditions thereof and that the terms of this Section 5 shall be deemed modified if and only to the extent required in order also to comply with the terms and conditions of such exemptive relief that is afforded by any of said rules that are applicable.

                            Section 6.  Termination
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     6.1   Events of Termination.
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     Subject to Section 6.4 below, this Agreement will terminate as to a
Portfolio:

     (a) at the option of Insurer or Distributor upon at least six (6) months advance written notice to the other Parties, or

     (b) at the option of the Distributor upon institution of formal proceedings against Insurer or Contracts Distributor by the NASD, the SEC, any state insurance regulator or any other regulatory body regarding Insurer's obligations under this Agreement or related to the sale of the Contracts, the operation of the Separate Account, or the purchase of the Fund shares, if, in each case, the Distributor reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on the Portfolio to be terminated; or

     (c) at the option of Insurer upon institution of formal proceedings against the Fund, Adviser, Distributor, or their affiliates by the NASD, the SEC, or any state insurance regulator or any other regulatory body regarding the Fund's, Adviser's, Distributor's, or affiliate's obligations under this Agreement or related to the operation or management of the Fund or the purchase of Fund shares, if, in each case, Insurer reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on Insurer, Separate Account, Contracts Distributor or the Division corresponding to the Portfolio to be terminated; or

     (d) at the option of any Party in the event that (i) the Portfolio's shares are not registered and, in all material respects, issued and sold in accordance with any applicable state and federal law or (ii) such law precludes the use of such shares as an underlying investment medium of the Contracts issued or to be issued by Insurer; or

     (e) upon termination of the corresponding Division's investment in the Portfolio pursuant to Section 5 hereof; or

     (f) at the option of Insurer if the Portfolio ceases to qualify as a RIC under Subchapter M of the Code or under successor or similar provisions or the Insurer reasonably believes that the Portfolio may fail to so comply; or

     (g)   at the option of Insurer if the Portfolio fails to comply with
Section 17(h) of the Code or with successor or similar provisions or the Insurer reasonably believes that the Portfolio may fail to so comply; or

     (h) at the option of any party to this Agreement, upon another party's failure to cure a material breach of any provision of this Agreement within thirty (30) days after written notice thereof; or

     (i) at the option of the Insurer upon receipt of any necessary regulatory approvals and/or the vote of owners of Contracts having an interest in the Separate Account to substitute the shares of another investment company for shares of the corresponding Portfolio in accordance with the terms of the Contracts for which those Portfolio shares serve as underlying funding media. The Insurer will give thirty (30) days' prior written notice to the Distributor of the date of any proposed vote or other action taken to substitute shares of the Portfolio; or

     (j) at the option of the Fund, the Adviser or the Distributor by written notice to the Insurer, if the Fund, the Adviser, and/or the Distributor shall conclude, in their sole judgment exercised in good faith, that the Insurer has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

     (k) at the option of the Insurer by written notice to the Fund, if the Insurer shall conclude, in its sole judgment exercised in good faith, that the Fund, Adviser, or Distributor has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

     (l) upon the assignment of this Agreement, unless made with the written consent of each party hereto.

     6.2   Funds to Remain Available.
           -------------------------

     Except (i) as necessary to implement Participant-initiated transactions,
(ii) as required by state insurance laws or regulations, (iii) as required pursuant to Section 5 of this Agreement, or (iv) with respect to any Portfolio as to which this Agreement has terminated, Insurer shall not (x) redeem Fund shares attributable to the Contracts, or (y) prevent Participants from allocating payments to or transferring amounts from a Portfolio that was otherwise available under the Contracts, until thirty (30) days after Insurer shall have notified the Fund or Distributor of its intention to do so.

     6.3   Survival of Warranties and Indemnifications.
           -------------------------------------------

     All warranties and indemnifications will survive the termination of this Agreement.

     6.4   Continuance of Agreement for Certain Purposes.
           ---------------------------------------------

     Notwithstanding any termination of this Agreement, the Distributor shall continue to make available shares of the Portfolios pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (the "Existing Contracts"), except as otherwise provided under Section 5 of this Agreement. Specifically, and without limitation, the Distributor shall facilitate the sale and purchase of shares of the Portfolios as necessary in order to process premium payments, surrenders and other withdrawals, and transfers or reallocations of values under Existing Contracts.

            Section 7.  Parties to Cooperate Respecting Termination
            -------------------------------------------------------

     The other Parties hereto agree to cooperate with and give reasonable assistance to Insurer in taking all necessary and appropriate steps for the purpose of ensuring that the Separate Account owns no shares of a Portfolio after the Final Termination Date with respect thereto.

                             Section 8.  Assignment
                             ----------------------

     This Agreement may not be assigned by any Party, except with the written consent of each other Party.

                              Section 9.  Notices
                              -------------------

     Notices and communications required or permitted by Section 2 hereof will be given by means mutually acceptable to the Parties concerned. Each other notice or communication required or permitted by this Agreement will be given to the following persons at the following addresses and facsimile numbers, or such other persons, addresses or facsimile numbers as the Party receiving such notices or communications may subsequently direct in writing:

                                       Merrill Lynch Insurance Group, Inc.
                                       Administrative Offices
                                       800 Scudders Mill Road
                                       Plainsboro, New Jersey 08536
                                       Attn: Barry G. Skolnick, Esq.
                                       Fax:  (609) 282-1247


                                       Alliance Fund Distributors. Inc.
                                       1345 Avenue of the Americas
                                       New York NY 10105
                                       Attn.: Edmund P. Bergan
                                       FAX:   (212) 969-2290


                                       Alliance Capital Management L.P.
                                       1345 Avenue of the Americas
                                       New York NY 10105
                                       Attn: Edmund P. Bergen
                                       FAX:  (212) 969-2290

                        Section 10.  Voting Procedures
                        ------------------------------

     Insurer will distribute all proxy material furnished by the Fund to Participants and will vote Fund shares in accordance with instructions received from Participants. Insurer will vote Fund shares that are (a) not attributable to Participants or (b) attributable to Participants, but for which no instructions have been received, in the same proportion as Fund shares for which said instructions have been received from Participants. Insurer agrees that it will disregard Participant voting instructions only to the extent it would be permitted to do so pursuant to Rule 6e-3(T)(b)(15)(iii) under the 1940 Act if the Contracts were variable life insurance policies subject to that rule. Other participating life insurance companies utilizing the Fund will be responsible for calculating voting privileges in a manner consistent with that of Insurer, as prescribed by this Section 10.

                         Section 11.  Indemnification
                         ----------------------------

     11.1  Of Fund, Distributor and Adviser by Insurer.
           -------------------------------------------

     (a) Except to the extent provided in Sections 11.1(b) and 11.1(c), below, Insurer agrees to indemnify and hold harmless the Fund, Distributor and Adviser, and each of their directors and officers, (collectively, the "Indemnified Parties" for purposes of this Section 11.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Insurer) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions are related to the sale, acquisition, or holding of the Fund's shares and:

     (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Separate Account's 1933 Act registration statement, the Separate Account Prospectus or, to the extent prepared by Insurer or Contracts Distributor, sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to Insurer or

           Contracts Distributor by or on behalf of the Fund, Distributor or Adviser for use in the Separate Account's 1933 Act registration statement, the Separate Account Prospectus, the Contracts, or sales literature or advertising (or any amendment or supplement to any of the foregoing); or

     (ii) arise out of or as a result of any other statements or representations (other than statements or representations contained in the Fund's 1933 Act registration statement, Fund Prospectus, sales literature or advertising of the Fund, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of Insurer or Contracts Distributor) or the negligent, illegal or fraudulent conduct of Insurer or Contracts Distributor or persons under their control (including, without limitation, their employees and "Associated Persons," as that term is defined in paragraph (m) of
           Article I of the NASD's By-Laws), in connection with the sale or distribution of the Contracts or Fund shares; or

    (iii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund's 1933 Act registration statement, Fund Prospectus, sales literature or advertising of the Fund, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund, Adviser or Distributor by or on behalf of Insurer or Contracts Distributor for use in the Fund's 1933 Act registration statement, Fund Prospectus, sales literature or advertising of the Fund, or any amendment or supplement to any of the foregoing; or

     (iv) arise as a result of any failure by Insurer or Contracts Distributor to perform the obligations, provide the services and furnish the materials required of them under the terms of this Agreement.

     (b) Insurer shall not be liable under this Section 11.1 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of that Indemnified Party's reckless disregard of obligations or duties under this Agreement or to Distributor or to the Fund.

     (c) Insurer shall not be liable under this Section 11.1 with respect to any action against an Indemnified Party unless the Fund, Distributor or Adviser shall have notified Insurer in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Insurer of any such action shall not relieve Insurer from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this

Section 11.1. In case any such action is brought against an Indemnified Party, Insurer shall be entitled to participate, at its own expense, in the defense of such action. Insurer also shall be entitled to assume the defense thereof, with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from Insurer to such Indemnified Party of Insurer's election to assume the defense thereof, the Indemnified Party will cooperate fully with Insurer and shall bear the fees and expenses of any additional counsel retained by it, and Insurer will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

     11.2  Of Insurer and Contracts Distributor by Adviser.
           -----------------------------------------------

     (a) Except to the extent provided in Sections 11.2(c) and 11.2(d), below, Adviser agrees to indemnify and hold harmless Insurer and Contracts Distributor, each of their directors and officers, and each person, if any, who controls Insurer or Contracts Distributor within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 11.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Adviser) or actions in respect thereof (including, to the extent reasonable, legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions are related to the sale, acquisition, or holding of the Fund's shares and:

     (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund's 1933 Act registration statement, Fund Prospectus, sales literature or advertising of the Fund or, to the extent not prepared by Insurer or Contracts Distributor, sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to Distributor, Adviser or the Fund by or on behalf of Insurer or Contracts Distributor for use in the Fund's 1933 Act registration statement, Fund Prospectus, or in sales literature or advertising (or any amendment or supplement to any of the foregoing); or

     (ii) arise out of or as a result of any other statements or representations (other than statements or representations contained in the Separate Account's 1933 Act registration statement, Separate Account Prospectus, sales literature or advertising for the Contracts, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of Distributor, Adviser, or the Fund) or the negligent, illegal or fraudulent conduct of the Fund, Distributor, Adviser or persons under their control (including, without limitation, their employees and Associated Persons), in connection with the sale or distribution of the Contracts or Fund shares; or

     (iii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Separate Account's 1933 Act registration statement, Separate Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to Insurer or Contracts Distributor by or on behalf of the Fund, Distributor or Adviser for use in the Separate Account's 1933 Act registration statement, Separate Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing; or

     (iv) arise as a result of any failure by the Fund, Adviser or Distributor to perform the obligations, provide the services and furnish the materials required of them under the terms of this Agreement;

     (b) Except to the extent provided in Sections 11.2(c) and 11.2(d) hereof, Adviser agrees to indemnify and hold harmless the Indemnified Parties from and against any and all losses, claims, damages, liabilities (including amounts paid in settlement thereof with the written consent of Adviser) or actions in respect thereof (including, to the extent reasonable, legal and other expenses) to which the Indemnified Parties may become subject directly or indirectly under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions directly or indirectly result from or arise out of the failure of any Portfolio to operate as a regulated investment company in compliance with (i) Subchapter M of the Code and regulations thereunder and (ii) Section 817(h) of the Code and regulations thereunder (except to the extent that such failure is caused by Insurer), including, without limitation, any income taxes and related penalties, rescission charges, liability under state law to Contract owners or Participants asserting liability against Insurer or Contracts Distributor pursuant to the Contracts, the costs of any ruling and closing agreement or other settlement with the Internal Revenue Service, and the cost of any substitution by Insurer of shares of another investment company or portfolio for those of any adversely affected Portfolio as a funding medium for the Separate Account that Insurer deems necessary or appropriate as a result of the noncompliance.

     (c) Adviser shall not be liable under this Section 11.2 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of such Indemnified Party's reckless disregard of its obligations and duties under this Agreement or to Insurer, Contracts Distributor or the Separate Account.

     (d) Adviser shall not be liable under this Section 11.2 with respect to any action against an Indemnified Party unless Insurer or Contracts Distributor shall have notified Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Adviser of any such action shall not relieve Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section 11.2. In case any such action is brought against an Indemnified Party, Adviser will be entitled to participate, at its own expense, in the defense of such action. Adviser also shall be entitled to assume the defense thereof (which shall include, without limitation, the conduct of any ruling request and closing agreement or other settlement proceeding with the Internal Revenue Service), with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from Adviser to such Indemnified Party of Adviser's election to assume the defense thereof, the Indemnified Party will cooperate fully with Adviser and shall bear the fees and expenses of any additional counsel retained by it, and Adviser will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

     11.3  Effect of Notice.
           ----------------

     Any notice given by the indemnifying party to an Indemnified Party referred to in Section 11.1(c) or 11.2(d) above of participation in or control of any action by the indemnifying party will in no event be deemed to be an admission by the indemnifying party of liability, culpability or responsibility, and the indemnifying party will remain free to contest liability with respect to the claim among the Parties or otherwise.

                          Section 12. Applicable Law
                          --------------------------

     This Agreement will be construed and the provisions hereof interpreted under and in accordance with New York law, without regard for that state's principles of conflict of laws.

                     Section 13. Execution in Counterparts
                     -------------------------------------

     This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

                           Section 14. Severability
                           ------------------------

          If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

                         Section 15. Rights Cumulative
                         -----------------------------

          The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, that the Parties are entitled to under federal and state laws.

               Section 16. Restrictions on Sales of Fund Shares
               ------------------------------------------------

          Insurer agrees that the Fund will be permitted (subject to the other terms of this Agreement) to make its shares available to separate accounts of other life insurance companies.

                             Section 17. Headings
                             --------------------

          The headings used in this Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions of this Agreement.

                         Section 18. Trademarks, Etc.
                         ----------------------------

          Except as otherwise expressly provided in this Agreement, neither the Adviser, the Distributor, or any affiliate thereof shall use any trademark, trade name, service mark or logo of Insurer or any of its affiliates, or any variation of any such trademark, trade name, service mark or logo, without Insurer's prior written consent, the granting of which shall be at Insurer's sole option. Except as otherwise expressly provided in this Agreement, neither Insurer nor any affiliate thereof shall use any trademark, trade name, service mark or logo of the Fund, the Adviser, the Distributor or any of their affiliates, or any variation of any trademark, trade name, service mark or logo, without the prior written consent of the Adviser or the Distributor, the granting of which shall be at the sole option of the Adviser or the Distributor, as applicable.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.

                                        MERRILL LYNCH LIFE INSURANCE
                                        COMPANY


                                        By
                                          ------------------------------
                                        Title
                                             ---------------------------


                                        ALLIANCE CAPITAL MANAGEMENT L.P.


                                        By
                                          ------------------------------
                                        Title
                                             ---------------------------


                                        ALLIANCE FUND DISTRIBUTORS, INC.


                                        By
                                          ------------------------------
                                        Title
                                             ---------------------------

                                                           As of
                                                                --------------

                                  SCHEDULE A


                       ACCOUNTS, POLICIES AND PORTFOLIOS
                    SUBJECT TO THE PARTICIPATION AGREEMENT
                    --------------------------------------




-----------------------------------------------------------------------------------------
        Name of Separate
        Account and Date                 Policies Funded             Portfolios
 Established by Board of Directors     by Separate Account     Applicable to Policies
-----------------------------------------------------------------------------------------
     Merrill Lynch Life Variable      Merrill Lynch Fund's     Premier Growth Portfolio
           Annuity Separate              Retirement Plus
              Account A                 Variable Annuity
               (8/6/91)
-----------------------------------------------------------------------------------------